Exhibit 99.3

NAVTECH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

On November 22, 2005, European Aeronautical Group AB and Subsidiaries (“EAG”) was acquired by a wholly owned subsidiary of Navtech, Inc. (“Navtech”) for an estimated purchase price of SEK 162 million in cash and possible future cash payments to a maximum of SEK 30 million conditional on the achievement of certain business performance measures.  The purchase price is subject to adjustment based on finalization of the working capital of EAG at closing.   In connection with the Securities Purchase Agreement, Navtech executed the Preferred Stock Offering and the Private Placement (each as described in Note 3 below) to fund the cash consideration paid to acquire EAG.

The following unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of Navtech and EAG and should be read in conjunction with the financial statements and the notes thereto. EAG’s historical consolidated financial statements are included in Exhibits 99.1 and 99.2 to this Form 8-K. The fiscal period end dates are those of Navtech. Certain reclassifications have been made to the historical presentation of EAG’s financial statements to conform to the presentation used in the unaudited condensed consolidated pro forma financial statements.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended October 31, 2004 consolidates information from the audited historical Consolidated Statements of Operations of Navtech and EAG for the twelve months ended October 31, 2004 and December 31, 2004, respectively. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended July 31, 2005 consolidates information from the unaudited interim historical Consolidated Statements of Operations of Navtech and EAG for the nine months ended July 31, 2005 and September 30, 2005, respectively. The Unaudited Pro Forma Condensed Consolidated Statements of Operations assume that the acquisition of EAG and the related financing transactions occurred on November 1, 2003.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet consolidates information from the unaudited interim historical Consolidated Balance Sheets of Navtech and EAG as of July 31, 2005 and September 30, 2005, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the acquisition of EAG and the related financing transactions occurred on July 31, 2005.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, Navtech has determined it is the accounting acquirer and the Unaudited Pro Forma Condensed Consolidated Financial Statements are prepared using the purchase method of accounting. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supported and (c) with respect to the statements of operations, expected to have a continuing impact.

The allocation of the purchase price is based upon preliminary estimates of the fair values of certain assets acquired and liabilities assumed as of the date of the acquisition. Management, with the assistance of independent valuation specialists, is currently assessing the fair values of the tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price is dependent upon certain estimates and assumptions, which have been made solely for the purpose of developing such unaudited pro forma financial statements. As a final determination of the required purchase accounting adjustments has not yet been made, the financial position and results of operations will vary, perhaps significantly, from the pro forma amounts reflected herein.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented are for information purposes only and do not purport to represent what Navtech’s financial position or results of operations as of the dates or for the periods presented would have been had the acquisition occurred on such date or at the beginning of the periods indicated, or to project Navtech’s financial position or results of operations for any future date or period.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented are preceded by the following adjusting statements to present the financial statements of EAG in generally accepted accounting principles in the Unites States of America (“US GAAP”) and to translate them to US Dollars:

•                  The unaudited statement of operations of EAG for the nine months ended September 30, 2005 prepared in accordance with US GAAP and in US Dollars

•                  The unaudited statement of operations of EAG for the year ended December 31, 2004 prepared in accordance with US GAAP and in US Dollars

•                  The unaudited balance sheet of EAG as at September 30, 2005 prepared in accordance with US GAAP and in US Dollars

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2005
	Swedish GAAP		US GAAP Adjustments (1)	US GAAP	US GAAP
	Thousands of SEK		Thousands of EK	Thousands of SEK	Thousands of US Dollars (2)
REVENUE
Net sales	148,614		—	148,614	20,415

COSTS AND EXPENSES
Other external costs	67,959	(c)	90	67,935	9,332
		(d)	(114)
Personnel costs	58,301			58,301	8,009
Depreciation and amortization of tangible and intangible assets	11,168	(a)(c)	(1,291)	9,877	1,357
	137,428		(1,315)	136,113	18,698

OPERATING PROFIT	11,186		1,315	12,501	1,717

RESULT FROM FINANCIAL INVESTMENTS
Interest income and similar profit/loss items	240		—	240	33
Interest income from group companies	315		—	315	43
Interest expense and similar profit/loss items	(770)		—	(770)	(106)
Interest expense from group companies	(794)		—	(794)	(109)
	(1,009)		—	(1,009)	(139)

PROFIT AFTER FINANCIAL ITEMS	10,177		1,315	11,492	1,578

TAX ON PROFIT FOR THE PERIOD	(4,014	) (e)	(184)	(4,198)	(576)

NET PROFIT FOR THE PERIOD	6,163		1,131	7,294	1,002

(1) Descriptions of these US GAAP adjustments (a, b, c, d and e)  are provided  in the notes to the unaudited interim condensed consolidated financial statements of EAG attached as Exhibit 99.1, which information is incorporated herein by reference. (2) Converted at the average exchange rate between SEK and US dollars during the nine-month period ended September 30, 2005 (one SEK equals US$0.13737)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2004
	Swedish GAAP		US GAAP Adjustments (1)	US GAAP	US GAAP
	Thousands of SEK		Thousands of SEK	Thousands of SEK	Thousands of US Dollars (2)
REVENUE
Net sales	190,983		—	190,983	26,048

COSTS AND EXPENSES
Other external costs	83,149	(c)	1,369	84,366	11,506
		(d)	(152)
Personnel costs	78,860	(b)	(36)	78,824	10,751
Depreciation and amortization of tangible and intangible assets	15,869	(a)(c)	(1,645)	14,224	1,940
	177,878		(464)	177,414	24,197

OPERATING PROFIT	13,105		464	13,569	1,851

RESULT FROM FINANCIAL INVESTMENTS
Interest income and similar profit/loss items	875		—	875	119
Interest income from group companies	143		—	143	20
Interest expense and similar profit/loss items	(121)		—	(121)	(17)
Interest expense from group companies	(1,144)		—	(1,144)	(156)
	(247)		—	(247)	(34)

PROFIT AFTER FINANCIAL ITEMS	12,858		464	13,322	1,817

TAX ON PROFIT FOR THE YEAR	(3,269	)(e)	64	(3,205)	(437)

NET PROFIT FOR THE YEAR	9,589		528	10,117	1,380

(1) Descriptions of these US GAAP adjustments (a, b, c, d and e) are provided in the notes to the consolidated financial statements of EAG attached as Exhibit 99.2, which information is incorporated herein by reference.

(2) Converted at the average exchange rate between SEK and US dollars during the year ended December 31, 2004 (one SEK equals US$0.13639)

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2005
	Swedish GAAP Thousands of SEK	US GAAP Adjustments (1) Thousands of SEK	US GAAP Thousands of SEK	US GAAP Thousands of US Dollars (2)
ASSETS
FIXED ASSETS
Intangible Assets
Work-in-progress capitalized for intangible assets	11,922	(1,918)	10,004	1,292

Goodwill	45,947	(12,000)	43,963	5,680
		10,016
Other intangible assets	15,876	12,000	21,136	2,731
		(6,740)
	73,745	1,358	75,103	9,703
Tangible Assets
Equipment, tools, fixtures and fittings	3,348	—	3,348	433
Financial Assets
Deferred tax assets	—	1,035	1,035	134

Total Fixed Assets	77,093	2,393	79,486	10,270

CURRENT ASSETS
Inventories
Finished products and goods for resale	3,206	—	3,206	414
Current Receivables
Accounts receivable - trade	21,014	—	21,014	2,715
Receivables from group companies	12,557	—	12,557	1,622
Income taxes recoverable	2,579	—	2,579	333
Other receivables	2,923	—	2,923	378
Prepaid expenses and accrued income	4,432	—	4,432	573
	43,505	—	43,505	5,621
Cash and Bank Balances	4,677	—	4,677	604
Total Current Assets	51,388	—	51,388	6,639

TOTAL ASSETS	128,481	2,393	130,874	16,909

(1) Descriptions of these cumulative US GAAP adjustments are provided in the notes to the unaudited interim condensed consolidated financial statements of EAG attached as Exhibit 99.1, which information is incorporated herein by reference. Intangible assets also reflect a reclassification of 12 million SEK from goodwill to other intangible assets as explained in part (a) of “Explanation of current differences between Swedish GAAP and US GAAP” to the interim condensed consolidated financial statements of EAG attached as Exhibit 99.1, which information is incorporated herein by reference.

(2) Converted at the exchange rate between SEK and US dollars as at September 30, 2005 (one SEK equals US$0.12920)

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(Continued)

	September 30, 2005
	Swedish GAAP Thousands of SEK	US GAAP Adjustments (1) Thousands of SEK	US GAAP Thousands of SEK	US GAAP Thousands of US Dollars (2)
SHAREHOLDER’S EQUITY AND LIABILITIES
SHAREHOLDER’S EQUITY
Restricted Equity
Share capital	10,000	—	10,000	1,292
Statutory reserve	2,000	—	2,000	258
	12,000	—	12,000	1550
Non-Restricted Equity
Non-restricted reserves	56,783	488	57,271	7,399
Profit for the period	6,163	1,131	7,294	943
	62,946	1,619	64,565	8,342

Total Shareholder’s Equity	74,946	1,619	76,565	9,892

LIABILITIES
Long-Term Liabilities
Deferred liabilities	—	774	774	100
Current Liabilities
Accounts payable - trade	8,122	—	8,122	1,050
Liabilities to group companies	1,659	—	1,659	214
Income tax liability	4,589	—	4,589	593
Other liabilities	93	—	93	12
Accrued expenses and deferred income	39,072	—	39,072	5,048
	53,535	—	53,535	6,917

Total Liabilities	53,535	774	54,309	7,017

TOTAL SHAREHOLDER’S EQUITY AND LIABILITIES	128,481	2,393	130,874	16,909

(1)  Descriptions of these cumulative US GAAP adjustments are provided in the notes to the unaudited interim condensed consolidated financial statements of EAG attached as Exhibit 99.1, which information is incorporated herein by reference.

(2) Converted at the  exchange rate between SEK and US dollars as at September 30, 2005  (one SEK equals US$0.12920)

NAVTECH, INC.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED JULY 31, 2005

(Unaudited; US GAAP, in thousands of US dollars, except per share amounts)

	Navtech	EAG		Pro Forma	Pro Forma
	Nine Months Ended July 31, 2005	Nine Months Ended September 30, 2005		Adjustments	Consolidated
REVENUE	7,664	20,415			28,079
COSTS AND EXPENSES
Operating expenses	7,202	17,341			24,543
Depreciation and amortization	151	1,357	(1)	(124)	2,148
			(2)	504
			(3)	260
	7,353	18,698		640	26,691
EARNINGS FROM OPERATIONS	311	1,717		(640)	1,388
OTHER INCOME (EXPENSE)
Interest income	—	76			76
Interest expense	(17)	(215	)(5)	(1,811)	(2,177)
			(6)	(200)
			(7)	66
	(17)	(139)		(1945)	(2,101)
EARNINGS (LOSS) BEFORE INCOME TAXES	294	1,578		(2,585)	(713)
(INCOME TAXES) RECOVERY	—	(576	)(8)	1,402	826
NET EARNINGS (LOSS)	294	1,002		(1,183)	113
PREFERRED STOCK DIVIDENDS			(4)	(150)	(150)
EARNINGS APPLICABLE TO COMMON STOCKHOLDERS	294	1,002		(1,333)	(37)

EARNINGS (LOSS) PER SHARE
Basic	0.06			(0.07)	(0.01)
Diluted *	0.06			na	na

WEIGHTED AVERAGE COMMON SHARES
Basic—thousands	4,614			—	4,614
Diluted—thousands *	5,245			—	na

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

* Diluted figures are not presented as the impact is anti-dilutive

NAVTECH, INC.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED OCTOBER 31, 2004

(Unaudited; US GAAP, in thousands of US dollars, except per share amounts)

	Navtech	EAG		Pro Forma	Pro Forma
	Year Ended October 31, 2004	Year Ended December 31, 2004		Adjustments	Consolidated
REVENUE	7,901	26,048			33,949
COSTS AND EXPENSES
Operating expenses	7,479	22,257			29,736
Depreciation and amortization	189	1,940	(1)	(163)	2,985
			(2)	672
			(3)	347
	7,668	24,197		856	32,721
EARNINGS (LOSS) FROM OPERATIONS	233	1,851		(856)	1,228
OTHER INCOME (EXPENSE)
Interest income	—	139			139
Interest expense	(30)	(173	)(5)	(2,415)	(2,749)
			(6)	(267)
			(7)	136
	(30)	(34)		(2,546)	(2,610)
EARNINGS (LOSS) BEFORE INCOME TAXES	203	1,817		(3,402)	(1,382)
(INCOME TAXES) RECOVERY	191	(437	)(8)	1,757	1,511
NET EARNINGS (LOSS)	394	1,380		(1,645)	129
PREFERRED STOCK DIVIDENDS			(4),(12)	(1,250)	(1,250)
EARNINGS (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	394	1,380		(2,895)	(1,121)

EARNINGS (LOSS) PER SHARE
Basic	0.09			(0.37)	(0.26)
Diluted *	0.07			na	na
WEIGHTED AVERAGE COMMON SHARES
Basic—thousands	4,252			—	4,252
Diluted—thousands *	5,259			—	na

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

* Diluted figures are not presented as the impact is anti-dilutive

NAVTECH, INC.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JULY 31, 2005

(Unaudited; US GAAP, in thousands of US dollars)

	Navtech	EAG
	July 31, 2005	September 30, 2005		Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
CURRENT ASSETS
Cash	594	604	(9)	3,201	4,399
Accounts receivable	1,648	4,337			5,985
Inventories	—	414			414
Prepaid expenses and other	737	1,284			2,021
	2,979	6,639		3,201	12,819
DEFERRED ASSETS	340	134	(6)	670	1,144
CAPITAL ASSETS
Tangible assets	1,294	433	(10)	1,854	3,581
Intangible assets	—	4,023	(10)	(4,023)	8,174
			(10)	4,706
			(10)	3,468
Goodwill	—	5,680	(10)	(5,680)	12,782
			(10)	12,782
	1,294	10,136		13,107	24,537
TOTAL ASSETS	4,613	16,909		16,978	38,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	1,359	1,050	(6)	670	3,079
Other liabilities	275	819			1,094
Deferred revenue	810	5,048			5,858
	2,444	6,917		670	10,031
LONG-TERM LIABILITIES
Senior Subordinated Notes			(5),(6)	20,070	20,070
Deferred liabilities	503	100	(11)	1,200	1,803
	503	100		21,270	21,873
STOCKHOLDERS’ EQUITY
Share capital	6	1,292	(10)	(1,292)	6
Treasury stock	(1)	—			(1)
Additional paid-in capital	3,403	—	(6)	930	5,383
			(12)	1,050
Convertible Participating Preferred Stock			(4)	4,000	4,000
Accumulated other comprehensive income	82	—			82
Retained earnings (accumulated deficit)	(1,824)	8,600	(10)	(8,600)	(2,874)
			(12)	(1,050)
	1,666	9,892		(4,962)	6,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	4,613	16,909		16,978	38,500

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

NAVTECH, INC.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited; US GAAP, in thousands of US dollars, except per share amounts)

1.               EAG Acquisition

On November 22, 2005, a wholly-owned subsidiary of Navtech, Inc. acquired all of the issued and outstanding shares of European Aeronautical Group AB (“EAG”) from SAS Group AB.  The estimated purchase price for the EAG Acquisition was SEK 162,000,000 (approximately $20.5 million USD) in cash and possible future cash payments to a maximum of SEK 30,000,000 (approximately $3.7 million USD) conditional on the achievement of certain business performance measures.  The purchase price is subject to adjustment based on finalization of the working capital of EAG at closing.  A portion of the proceeds of the Preferred Stock Offering and the Private Placement (each as defined below) were used to fund the purchase price.

2.               Purchase Price Allocation

The estimated purchase price has been calculated and preliminary assigned to the net tangible and intangible assets acquired as follows:

Purchase Price Calculation
Cash consideration paid	20,469
Acquisition costs	1,330
Total Purchase Price	21,799

A preliminary allocation of the estimated purchase price based on the estimated fair values of EAG’s assets acquired and liabilities assumed is shown below:

Purchase Price Allocation
Working capital	(244)
Tangible assets	2,287
Intangible assets
- Customer relationships	4,706
- Library and copyrights	3,468
Deferred income taxes	(1,200)
Goodwill	12,782
Total purchase price	21,799

Upon completion of the valuation, which is currently being performed by independent consultants, the fair values of the identified intangibles and goodwill may require adjustments to the preliminary values presented above. The pro forma financial statements reflect a depreciation period of 3 to 5 years for tangible assets, an amortization period of 7 years for customer relationships and an amortization period of 10 years for library and copyrights. The depreciation and amortization periods will be reassessed as part of the final valuation of the assets acquired.

3.               Acquisition  Financing

Preferred Stock Offering

On November 22, 2005, Navtech, Inc. (“the Company”) issued 1,600,000 shares of Series A Convertible Participating Preferred Stock, and warrants to acquire 100,000 shares of the Company’s common stock with an exercise price of $3.00, for $4,000,000 cash consideration.   The proceeds were used to consummate the EAG Acquisition.

The holders of the Series A Preferred Stock shall be entitled to receive, if and when declared by the Company’s Board of Directors and paid by the Company, in preference to the holders of the shares of Common Stock and any other capital stock of the Company ranking junior to the Series A Preferred Stock as to the payment of dividends, annual dividends at the rate per annum of $0.125 per share.  The dividends accrue on a daily basis, whether or not earned or declared, and are compounded annually (to the extent dividends remain unpaid).

The Series A Preferred Stock is convertible to the equivalent number of common shares, subject to anti-dilution provisions.  The number of common stock provided on conversion is increased by any accrued but unpaid dividends, at a conversion price of $2.50.   Conversion of the preferred stock is at the option of the holder, or at the option of the company if the market price of the common stock reaches certain minimum levels.

Private Placement

On November 22, 2005, a wholly-owned subsidiary of the Company entered into a Note Purchase Agreement whereby the subsidiary agreed to sell (i) $6,000,000 Senior Subordinated Notes, with an interest rate of 9.0% and due 2011 and (ii) $15,000,000 Senior Subordinated Notes, with an interest rate of 12.5% and due 2011.  In connection with the sale of the Senior Subordinated Notes, the Company also issued to the purchaser warrants to purchase 312,176 shares of common stock with an exercise price of $0.01 and are exercisable at any time during their 10 year term.  The proceeds received in connection with the Private Placement were used to consummate the EAG Acquisition.

For a further discussion of the terms and conditions of the preferred stock offering and the private placement reference should be made to the Initial 8-K which information is incorporated here by reference.

4.               Pro Forma Adjustments

The unaudited condensed consolidated pro forma financial statements include the following pro forma adjustments:

1)              Reversal of the amortization of intangible assets from a previous acquisition by EAG, revalued on the acquisition of EAG by Navtech See note 2.

2)              Amortization of intangible assets arising from the acquisition over 7 years - Customer Relations - Note 2 above.

3)              Amortization of intangible assets arising from the acquisition over 10 years - Library and Copyrights - Note 2 above.

4)              Issuance of preferred stock as part of the acquisition financing and the related dividends at an annual rate of $0.125 per share - Note 3 above.

5)              Issuance of subordinated debt as part of acquisition financing and the related interest expense. See note 3 above.

6)              Recording of deferred financing costs representing costs associated with the private placement of $670,000 and a debt issuance discount of $930,000 arising from the issuance of common stock warrants.  The debt issuance discount is calculated using the excess of the value of the common shares at the time of the warrant issuance (November 22, 2005) of $2.99 over the nominal exercise price multiplied by the number of warrants issued. The total deferred financing costs of $1.6 million are amortized to interest expense over the term of the underlying debt of six years.

7)              Reversal of pre-acquisition net interest expense payable to group companies. The settlement of inter company loans was a condition of the acquisition agreement.

8)              Recording of the tax effect of the pro forma adjustments including the tax benefit arising from the deduction of interest expense on the Senior Subordinated Notes.

9)              Excess cash arising from the acquisition financing

10)        Recording of the purchase price allocation - See note 2 above

11)        Recording of a deferred tax liability that arises from the difference between the accounting and tax basis of the intangible assets determined in the purchase price allocation.

12)        Recording of the fair value of warrants issued with the convertible preferred stock and the beneficial conversion feature associated with the conversion right.  The allocation of proceeds to the beneficial conversion feature and the warrants represented an aggregate discount of $1,050,000 on the issuance of the preferred stock which was treated as a dividend in the unaudited pro forma condensed consolidated financial statements.